Exhibit 99.2

COMHEAR, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 17, 2014 by ComHear, Inc. (“ComHear” or the “Company”) completed its acquisition of Taida Company, LLC, a Delaware limited liability company (“Taida”), pursuant to a Unit Exchange Agreement dated December 5, 2013, as amended on December 6, 2013, by and among the Company, Taida and the members of Taida (the “Unit Exchange Agreement”). At the closing of the acquisition and pursuant to the terms of the Unit Exchange Agreement, each of the members of Taida transferred to the Company all of their respective issued and outstanding membership interests of Taida in exchange for the Company’s issuance of 7,578,651 shares of its common stock (the “Exchange”).

The unaudited pro forma combined balance sheet combines ComHear’s December 31, 2013 consolidated balance sheet with Taida’s December 31, 2013 unaudited consolidated balance sheet and gives pro forma effect as if the acquisition had been completed on December 31, 2013. The unaudited pro forma combined statement of operations combines ComHear’s consolidated statement of operations for the twelve months ended December 31, 2013 with Taida’s unaudited consolidated statement of operations for the twelve months ended December 31, 2013 and gives pro forma effect as if the acquisition had been completed as of January 1, 2013.

These unaudited pro forma combined financial statements are based upon, and should be read in conjunction with, the respective historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by ComHear with the Securities and Exchange Commission, as well as the historical consolidated financial statements and related notes of Taida that are attached as Exhibit 99.1 to this Amendment No. 1 to Form 8-K.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions taken place on the assumed dates; nor is it indicative of the of the future consolidated results of operations or financial position of the combined companies.

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ComHear, Inc.

Consolidated Pro-Forma Balance Sheet

December 31, 2013

	ComHear, Inc.	Taida LLC	Pro-Forma Adjustments		Pro-Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Assets:
Cash	$433,237	$41,055	$1,720,000	1,3	$2,194,292
Accounts receivable, net	49,020	–	–		49,020
Accounts receivable - related parties, net	8,353	–	–		8,353
Inventories	22,048	–	–		22,048
Deposit on inventory	60,285				60,285
Prepaid expenses and other current assets	9,486	12,542	–		22,028
Notes receivable and accrued interest	554,281				554,281
Due from related party	250	–	–		250
Total current assets	1,136,960	53,597	1,720,000		2,910,557

Software	1,641	–	–		1,641

Total assets	$1,138,601	$53,597	$1,720,000		$2,912,198

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable and accrued expenses	$193,468	$355,568			$549,036
Failed acquisition liabiltiy	–	972,500	(972,500)	4	–
Advances from related party	–	554,281	–		554,281
Total current liabilities	193,468	1,882,349	(972,500)		1,103,317

Convertible notes payable	–	650,000	(650,000)	3	–
Total Long-Term Liabilities	–	650,000	(650,000)		–

Total Liabilities	193,468	2,532,349	(1,622,500)		1,103,317

Commitments and Contingencies

Stockholders' Equity:
Common stock par value $0.0001: 25,000,000 shares authorized; 15,257,271 shares issued and outstanding, respectively	753	–	958	1,2,4	1,711
Additional paid in capital	3,231,509	–	1,184,413	1,4	4,415,922
Accumulated deficit/(Members deficit)	(2,287,129)	(2,478,752)	2,157,129	2,3,4	(2,608,752)
Total stockholders' equity	945,133	(2,478,752)	3,342,500		1,808,881

Total Liabilities and Stockholders' Equity	$1,138,601	$53,597	$1,720,000		$2,912,198

See accompanying notes to the pro-forma financial statements.

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ComHear, Inc

Consolidated Pro-Forma Statement of Operations

	ComHear, Inc	Taida, LLC
	December 31, 2013	December 31, 2013	Pro-Forma Adjustments		Pro-Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Sales
Product sales- net	$160,703	$5,016	$–		$165,719
Product sales related party- net	5,066	–	–		5,066
Shipping revenue	8,981	–	–		8,981
Total	174,750	5,016	–		179,766

Cost of sales	134,248	–	–		134,248

Gross profit	40,502	5,016	–		45,518

Operating expenses
Selling, general and administrative expenses	783,969	526,786	–		1,310,755
Professional fees	414,177	288,323	–		702,500
Research and development	19,123	659,889	–		679,012

Total operating expenses	1,217,269	1,474,998	–		2,692,267

Loss from operations	(1,176,767)	(1,469,982)	–		(2,646,749)

Other income (expenses)
Registration rights liquidated damages	(52,248)	–	–		(52,248)
Interest expense	–	(23,500)	(130,000)	3	(153,500)
Other expense	–	(1,022,500)			(1,022,500)
Interest income	7,930	–	–		7,930
Miscellaneous income	650	–	–		650
Total other income (expense)	(43,668)	(1,046,000)	(130,000)		(1,219,668)

Loss before income tax provision	(1,220,435)	(2,515,982)	(130,000)		(3,866,417)

Income tax provision	–	–	–		–

Net loss	$(1,220,435)	$(2,515,982)	$(130,000)		$(3,866,417)

Net loss per common share - basic and diluted	$(0.16)	$(2,515,982)	$(0.01)		$(0.23)

Weighted average common shares outstanding - basic and diluted	7,518,130	1	9,596,928		17,115,059

See accompanying notes to the pro-forma financial statements.

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COMHEAR, INC

Notes to Unaudited Pro-Forma Consolidated Financial Statements

1.	Basis of Presentation

The following unaudited pro-forma consolidated financial statements of ComHear, Inc. (the “Company”) and Taida Company, LLC (“Taida”) are provided to assist you in your analysis of the financial aspects of the proposed consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro-forma consolidated statement of operations is for the year ended December 31, 2013. The unaudited pro-forma consolidated balance sheet is as of December 31, 2013.

The pro forma is presented as if the below transaction was accounted for as a reverse acquisition. Taida is deemed the accounting acquirer while the Company remains the legal acquirer.

2.	Organization and Unit Exchange Agreement

ComHear, Inc. (“we or “us” or “the company”) was formed on October 12, 2012 under the laws of the State of Delaware. We were formed for the purpose of acquiring Playbutton, LLC, a Delaware limited liability company engaged in the business of marketing its core product, the Playbutton, a customizable music player housed in a branded, wearable button, which we acquired on December 18, 2012. Following our acquisition of Playbutton, LLC, we filed with the SEC a registration statement on Form S-1 for purposes of registering the resale of the common shares of our company held by certain stockholders named therein. That registration statement was declared effective by the SEC on August 12, 2013. Since that date, we have been subject to the periodic reporting requirements of the SEC. We encourage investors to review our registration statements and reports filed with the SEC for additional information concerning Playbutton Corporation.

Unit Exchange Agreement

On December 5, 2013, the Company entered into a Unit Exchange Agreement dated December 5, 2013, as amended on December 6, 2013, with Tida, and the members of Taida pursuant to which the members of Taida agreed to transfer to the Company all of the issued and outstanding membership interests of Taida in exchange for the Company’s issuance of 7,578,651 shares of its common stock to the members of Taida. The transactions under the Unit Exchange Agreement closed on January 17, 2014, at which time Taida became the wholly-owned subsidiary of the Company. In addition to the customary closing conditions, the closing of the transactions under the Unit Exchange Agreement (the “Exchange”) were subject to:

•	The Company’s obligation to consummate a private placement of its common shares for a minimum net proceeds of $2,500,000 on terms acceptable to both parties.

•	The Company’s cancellation or redemption of at least 2,809,891 shares of its common stock.

•	The Company’s amendment of its current 2012 Equity Incentive Plan, on terms reasonably acceptable to Taida, to increase to 2,500,000 the number of common shares reserved for issuance under the Plan.

•	The resignation of all Company directors other than Mark Hill and the appointment of a new board of directors of the Company, three of whom to be appointed by Taida, one of whom to be appointed by the Company (Mark Hill) and the fifth to be appointed by Taida subject to the approval of the Company.

•	The appointment of a new senior management team consisting of the senior management of Taida along with Adam Tichauer who will become President of the Playbutton division of the Company.

•	The Exchange’s qualification as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

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The Unit Exchange Agreement included customary representations, warranties, and covenants by Taida and the Company. The Unit Exchange Agreement provided that either party could terminate the agreement if the closing of the Exchange did not occur by January 23, 2014.

In connection with the Unit Exchange Agreement, the Company entered into two note purchase agreements with Taida pursuant to which the Company loaned Taida a total of $550,000. The loans bear interest at the rate of five percent per annum and all interest and principal is due and payable on April 8, 2014. The principal and accrued interest under the notes are convertible into a 5.5% membership interest in Taida.

Stock Repurchase Agreement

In connection with the transactions under the Unit Exchange Agreement, the Company entered into a Stock Repurchase Agreement dated November 12, 2013 with Parte, LLC, pursuant to which the Company purchased 1,097,307 shares of the of the Company’s common stock held by Parte, LLC in consideration of the Company’s payment of $175,000. At the time of the parties’ execution of the Stock Repurchase Agreement, Parte, LLC owned approximately 22.5% of the outstanding common stock of the Company and its principal, Nick Dangerfield, was a member of the Company’s board of directors. Mr. Dangerfield resigned from the board of directors of the Company at the closing of the transactions under the Unit Exchange Agreement.

3.	Pro-forma Adjustments

The pro-forma financial statements gives effect to the following transactions as if they had occurred on the first day of the periods presented:

1.	The Pro-Forma Financial Statements assumed the minimum sale and issuance of 2,209,261 shares of the Company’s common stock at $1.23 per share for gross proceeds of $2,717,391. The Company expects to pay 8% commission ($217,391), netting $2,500,000 in proceeds to the Company.

2.	As a result of the Unit Exchange Agreement, Taida becomes the accounting acquirer. The accumulated deficit of the legal acquirer was closed to additional paid in capital.

3.	As a use of proceeds, Taida intends to re-pay the $650,000 convertible notes for $780,000.

4.	The issuance of 750,000 shares of our common stock in consideration of certain claims to acquire Taida was measured at $972,500 and was recorded to settle the Taida failed acquisition liability.

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